As filed with the Securities and Exchange Commission on March 5, 2020

File No. 001-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10

General Form for Registration of Securities

Pursuant to Section 12(b) or (g) of

The Securities Exchange Act of 1934

MSG Entertainment Spinco, Inc.*

(Exact Name of Registrant as Specified in its Charter)

Delaware	84-3755666
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

Two Pennsylvania Plaza New York, NY	10121
(Address of Principal Executive Offices)	(Zip Code)

(212) 465-6000

(Registrant’s telephone number, including area code)

Securities to be Registered Pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Class A Common Stock, par value $0.01 per share	New York Stock Exchange

Securities to be Registered Pursuant to Section 12(g) of the Act:

None

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-Accelerated Filer	☐	Smaller Reporting Company	☐

		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial standards provided pursuant to Section 13(a) of the Exchange Act:  ☒

*	The Registrant is currently named MSG Entertainment Spinco, Inc. The Registrant plans to change its name following the effective date of this registration statement.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN ITEMS OF FORM 10

AND THE ATTACHED INFORMATION STATEMENT.

The information required by the following Form 10 Registration Statement items is contained in the Information Statement sections identified below, each of which is incorporated in this report by reference:

Item 1.	Business

The information required by this item is contained under the sections “Summary,” “Business,” “Available Information” and “Combined Financial Statements” of this information statement. Those sections are incorporated herein by reference.

Item 1A.	Risk Factors

The information required by this item is contained under the section “Risk Factors.” That section is incorporated herein by reference.

Item 2.	Financial Information

The information required by this item is contained under the sections “Summary,” “Selected Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of this information statement. Those sections are incorporated herein by reference.

Item 3.	Properties

The information required by this item is contained under the section “Business — Properties” of this information statement. That section is incorporated herein by reference.

Item 4.	Security Ownership of Certain Beneficial Owners and Management

The information required by this item is contained under the sections “Summary” and “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” of this information statement. Those sections are incorporated herein by reference.

Item 5.	Directors and Executive Officers

The information required by this item is contained under the section “Corporate Governance and Management” of this information statement. That section is incorporated herein by reference.

Item 6.	Executive Compensation

The information required by this item is contained under the section “Executive Compensation” of this information statement. That section is incorporated herein by reference.

Item 7.	Certain Relationships and Related Transactions

The information required by this item is contained under the sections “Certain Relationships and Related Party Transactions” and “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” of this information statement. Those sections are incorporated herein by reference.

Item 8.	Legal Proceedings

The information required by this item is contained under the section “Business — Legal Proceedings” of this information statement. That section is incorporated herein by reference.

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

The information required by this item is contained under the sections “Risk Factors,” “The Distribution,” “Dividend Policy,” “Business,” “Corporate Governance and Management,” “Shares Eligible for Future Sale” and “Description of Capital Stock” of this information statement. Those sections are incorporated herein by reference.

Item 10.	Recent Sales of Unregistered Securities

On November 21, 2019, MSG Entertainment Spinco, Inc. was incorporated in the State of Delaware. On November 21, 2019, The Madison Square Garden Company acquired 100 uncertificated shares of common stock of MSG Entertainment Spinco, Inc. for $100.

Item 11.	Description of Registrant’s Securities to be Registered

The information required by this item is contained under the sections “The Distribution” and “Description of Capital Stock” of this information statement. Those sections are incorporated herein by reference.

Item 12.	Indemnification of Directors and Officers

The information required by this item is contained under the section “Indemnification of Directors and Officers” of this information statement. That section is incorporated herein by reference.

Item 13.	Financial Statements and Supplementary Data

The information required by this item is contained under the sections “Selected Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Combined Financial Statements” of this information statement. Those sections are incorporated herein by reference.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 15.	Financial Statements and Exhibits

(a)    Financial Statements

The information required by this item is contained under the section “Combined Financial Statements” beginning on page F-1 of this information statement. That section is incorporated herein by reference.

(b)    Exhibits

The following documents are filed as exhibits hereto:

Exhibit	Description

2.1	Form of Distribution Agreement between The Madison Square Garden Company and MSG Entertainment Spinco, Inc.*

2.2	Form of Contribution Agreement between The Madison Square Garden Company and MSG Entertainment Spinco, Inc.*

3.1	Certificate of Incorporation of MSG Entertainment Spinco, Inc.*

3.2	Form of Amended and Restated Certificate of Incorporation (as in effect immediately prior to Distribution) of MSG Entertainment Spinco, Inc.

3.3	By-laws of MSG Entertainment Spinco, Inc.*

3.4	Form of Amended By-laws (as in effect immediately prior to Distribution) of MSG Entertainment Spinco, Inc.

4.1	Form of Registration Rights Agreement by and among MSG Entertainment Spinco, Inc. and The Charles F. Dolan Children Trusts.

4.2	Form of Registration Rights Agreement by and among MSG Entertainment Spinco, Inc. and The Dolan Family Affiliates.

8.1	Form of Tax Opinion of Sullivan & Cromwell LLP.

10.1	Form of Transition Services Agreement between The Madison Square Garden Company and MSG Entertainment Spinco, Inc.

10.2	Form of Tax Disaffiliation Agreement between The Madison Square Garden Company and MSG Entertainment Spinco, Inc.

10.3	Form of Employee Matters Agreement between The Madison Square Garden Company and MSG Entertainment Spinco, Inc.

10.4	Form of Arena License Agreement between MSG Arena, LLC and New York Knicks, LLC.*

10.5	Form of Arena License Agreement between MSG Arena, LLC and New York Rangers, LLC.*

10.6	Form of MSG Entertainment Spinco, Inc. 2020 Employee Stock Plan.*

10.7	Form of MSG Entertainment Spinco, Inc. 2020 Stock Plan for Non-Employee Directors.*

10.8	Form of Standstill Agreement between MSG Entertainment Spinco, Inc. and the Dolan Family Group.

10.9	Form of Indemnification Agreement between MSG Entertainment Spinco, Inc. and its Directors and Officers.

10.10	Form of MSG Entertainment Spinco, Inc. Non-Employee Director Award Agreement.*

10.11	Form of MSG Entertainment Spinco, Inc. Restricted Stock Units Agreement.*

10.12	Form of MSG Entertainment Spinco, Inc. Performance Restricted Stock Units Agreement.*

10.13	Form of MSG Entertainment Spinco, Inc. Option Agreement.*

10.14	Form of MSG Entertainment Spinco, Inc. Performance Option Agreement.*

10.15	Form of MSG Entertainment Spinco, Inc. Restricted Stock Units Agreement in respect of The Madison Square Garden Company Restricted Stock Units.

10.16	Form of MSG Entertainment Spinco, Inc. Option Agreement in respect of The Madison Square Garden Company Options.

10.17	Form of MSG Entertainment Spinco, Inc. Performance Restricted Stock Units in respect of The Madison Square Garden Company Performance Restricted Stock Units.

Exhibit	Description

10.18	Construction Agreement, dated as of May 31, 2019, by and between MSG Las Vegas, LLC and Hunt Construction Group Inc.*

10.19	Ground Lease Agreement, dated July 16, 2018, by and among Sands Arena Landlord LLC, Venetian Casino Resort, LLC, MSG Las Vegas, LLC, and MSG Sports & Entertainment, LLC.*

10.20	First Amendment to Ground Lease, dated November 24, 2018, by and among Sands Arena Landlord LLC, Venetian Casino Resort, LLC, MSG Las Vegas, LLC, and MSG Sports & Entertainment, LLC.*

10.21	Lease Agreement, between RCPI Trust and Radio City Productions LLC, relating to Radio City Music Hall, dated December 4, 1997.*

10.22	First Amendment to Lease Agreement, dated December 4, 1997, between RCPI Trust and Radio City Productions LLC, dated February 19, 1999.*

10.23	Second Amendment to Lease Agreement, dated December 4, 1997, between RCPI Landmark Properties, L.L.C. and Radio City Productions LLC, dated November 6, 2002.*

10.24	Third Amendment to Lease Agreement, dated December 4, 1997, between RCPI Landmark Properties, L.L.C. and Radio City Productions LLC, dated August 14, 2008.*

10.25	Fourth Amendment to Lease Agreement, dated December 4, 1997, between RCPI Landmark Properties, L.L.C. and Radio City Productions LLC, dated January 24, 2011.*

10.26	Guaranty of Lease, dated September 28, 2015, between MSG Sports & Entertainment, LLC and RCPI Landmark Properties, L.L.C.*

10.27	Summary of Office Space Arrangement, between MSG Sports & Entertainment, LLC and the Knickerbocker Group LLC.*

10.28	Aircraft Support Services Agreement, effective July 1, 2018, between MSG Sports & Entertainment, LLC and JDSS (for the G450).*

10.29	Time Sharing Agreement, effective July 1, 2018, between MSG Sports & Entertainment, LLC and Charles F. Dolan (for the G550).*

10.30	Time Sharing Agreement, effective July 1, 2018, between MSG Sports & Entertainment, LLC and Quart 2C, LLC (for the G550).*

10.31	Dry Lease Agreement, dated December 17, 2018, between Sterling2K LLC and MSG Sports & Entertainment, LLC (for the DFO G550).*

10.32	Dry Lease Agreement, effective July 1, 2018, between Quart 2C, LLC and MSG Sports & Entertainment, LLC (for the G450).*

10.33	Aircraft Support Services Agreement, dated December 17, 2018, between MSG Sports & Entertainment, LLC and the Dolan Family Members (for the DFO G550).*

10.34	Dry Lease Agreement, dated May 6, 2019, between Brighid Air, LLC and MSG Sports & Entertainment, LLC (for the Challenger).*

10.35	Flight Crew Services Agreement, dated May 6, 2019, between DFO and MSG Sports & Entertainment, LLC (for the Challenger).*

10.36	Time Sharing Agreement, dated May 6, 2019, between MSG Sports & Entertainment, LLC and Andrew Lustgarten (for the Challenger).*

10.37	Time Sharing Agreement, dated December 15, 2017, between MSG Sports & Entertainment, LLC and Andrew Lustgarten (for the G450).*

10.38	Time Sharing Agreement, dated December 15, 2017, between MSG Sports & Entertainment, LLC and Andrew Lustgarten (for the G550).*

10.39	Time Sharing Agreement, dated December 17, 2018, between MSG Sports & Entertainment, LLC and Andrew Lustgarten (for the DFO G550).*

Exhibit	Description

10.40	Time Sharing Agreement, dated [●], between MSG Sports & Entertainment, LLC and MSG Sports, LLC (for the G450).*

10.41	Transaction Agreement, dated as of January 31, 2017, between MSG TG, LLC, TG Merger Sub, LLC, TG Rollover Holdco LLC, TAO Group Holdings LLC, TAO Group Intermediate Holdings LLC, TAO Group Operating LLC, TAO Group Management LLC, TG Member Representative LLC, certain other parties thereto, and solely with respect to specific provisions MSG Entertainment Holdings, LLC and The Madison Square Garden Company.*

10.42	Second Amended and Restated Limited Liability Company Agreement of TAO Group Holdings LLC, dated as of January 31, 2017.*

10.43	Amendment No. 1 to Second Amended and Restated Limited Liability Company Agreement of TAO Group Holdings LLC, dated as of May 23, 2019.*

10.44	Credit Agreement, dated as of May 23, 2019, among TAO Group Operating LLC, TAO Group Intermediate Holdings LLC, the various lenders thereto, and JPMorgan Chase Bank, N.A., as administrative agent.*

10.45	Security Agreement, dated as of May 23, 2019, among TAO Group Operating LLC, TAO Group Intermediate Holdings LLC, certain subsidiaries of TAO Group Intermediate Holdings LLC and JPMorgan Chase Bank, N.A., as administrative and collateral agent.*

10.46	Time Sharing Agreement, dated [●], between MSG Sports & Entertainment, LLC and MSG Sports, LLC (for the G550).*

10.47	Form of Employment Agreement between MSG Entertainment Spinco, Inc. and James L. Dolan.*

10.48	Form of Employment Agreement between MSG Entertainment Spinco, Inc. and Andrew Lustgarten.*

10.49	Employment Agreement, dated October 25, 2018, between The Madison Square Garden Company and Philip D’Ambrosio, as assigned to MSG Entertainment Spinco, Inc.

10.50	Employment Agreement, dated January 23, 2020, between The Madison Square Garden Company and Joseph Yospe, as assigned to MSG Entertainment Spinco, Inc.

21.1	Subsidiaries of the Registrant.*

99.1	Preliminary Information Statement dated March 5, 2020.

*	To be filed by amendment.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

MSG Entertainment Spinco, Inc.

By:	/s/ James L. Dolan
Name:	James L. Dolan
Title:	Executive Chairman and Chief Executive Officer

Dated: March 5, 2020